EXHIBIT 99.1

    Team Inc. Reports 31% Earnings Growth for Fiscal Year 2004 and
                Provides Guidance for Fiscal Year 2005

    ALVIN, Texas--(BUSINESS WIRE)--July 14, 2004--Team Inc. (AMEX:TMI) today reported net income of $0.22 per share (diluted basis) for its fourth quarter and $0.69 per share (diluted basis) for the fiscal year ending May 31, 2004. For the corresponding periods in the prior fiscal year, Team's earnings were $0.17 and $0.53 per share, respectively.
    For the full fiscal year, revenues were $107.7 million, up 17% from the prior year. Net income was $5.8 million ($0.69 per share fully diluted), up 31%. For the fourth quarter, total revenues increased 28% to $31.8 million, and net income grew 39% to $1.9 million. "Fiscal year 2004 was a very successful year for Team in a number of important dimensions. We are pleased with our continued strong revenue growth across our businesses reflecting the continued success of our business development strategy. We are also pleased with the even stronger growth in Team's profits as we continue to capitalize upon the inherent operating leverage in our business model," said Phil Hawk, Team's chairman and CEO. "Also, during the fourth quarter, Team completed its acquisition of Thermal Solutions, a field heat treating company, which offers additional exciting growth potential in the coming year," added Hawk.

    Industrial Services

    For the year, the Industrial Services Business Segment revenues increased 17% to $94.5 million. Segment operating profit increased 16% to $14.0 million. Overall, the operating profit margin (Earnings before interest and taxes, or "EBIT") for the year and for the quarter was 15%. For the fourth quarter, segment revenues were up 26% to $28.0 million. Operating profit grew 16% to $4.1 million. The revenues for this segment included $2.5 million of Thermal Solutions revenues following its acquisition in April 2004. Excluding those revenues, the organic growth from the remainder of the industrial services business was 15% and 14% for the quarter and full year, respectively. The organic growth in the remaining services was broad based, with double-digit revenue growth in nearly all service lines. As a result of continued market penetration with multi-service, multi-plant customer agreements and increased turnaround projects.
    With the acquisition of Thermal Solutions during the fourth quarter, the company has taken steps to align the operations of both the heat treating and NDT inspection services more closely with Team's mechanical services. While both services will continue to be delivered by dedicated service personnel, we are increasing common marketing and sales activities among all service lines. Also in conjunction with these efforts, we have renamed our heat treating and inspection businesses as Team Thermal Solutions and Team Inspection Services, respectively.

    Equipment Sales and Rental

    The Equipment Sales and Rental Business Segment (Climax Portable Machine Tool Company) also had strong results for the year and quarter. For the year, revenues increased 22% to $13.1 million. Operating profit was $1.2 million, approximately double last year's results. Profits for the year included two offsetting items: a $235,000 gain from the sale of idle real estate and a $245,000 loss provision associated with special sales tax obligations. For the quarter, revenues were $3.8 million, up 41%. Operating profits were $0.6 million versus break-even results in the fourth quarter. The strong revenue growth was the result of several major special machine shipments during the second half of the fiscal year. "Climax continues to pursue these special machine sales opportunities as a supplement to its standard machine sales and rental offerings. The level of new special machine project interest remains high going into the current year," said Phil Hawk.

    FY05 Outlook

    "Reflecting continued organic growth plus the full year impact of Thermal Solutions, we anticipate that our total company revenues for fiscal year 2005 will be in the $120 to $130 million range. From an earnings perspective, we estimate that full year earnings will be between $0.84 and $0.90 per share on a fully diluted basis," he said.
    Consistent with the earnings guidance provided last year, Team is not projecting individual quarterly results for investors. During each conference call, the Company will affirm or adjust its full year projections as appropriate. A significant portion of Thermal Solutions' service activity and sales are related to major plant outages or turnarounds. These outages are concentrated in the fall and spring calendar quarters, which will modestly shift the seasonality of Team's overall sales and earnings as a result.
    As previously announced, the Company has scheduled an earnings conference call to discuss these results tomorrow, July 15th at 11 a.m. Eastern Daylight Time (10 a.m. CDT). The call will be broadcast over the Web by Vcall and can be accessed on Team's Web site, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone can call 1-888-896-0862 and ask to join the "Team IR" call.
    Team Inc. is a professional, full-service provider of specialty industrial services. Team's current industrial service offering encompasses on-stream leak repair, hot tapping, fugitive emissions monitoring, NDT inspection, field machining, technical bolting, field valve repair, and with the acquisition of Thermal Solutions, field heat treating. All these services are required in maintaining high temperature, high pressure piping systems and vessels utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Headquartered in Alvin, Texas, the Company operates in over 40 customer service locations throughout the United States. The Company also serves the international market through both its own international subsidiaries as well as through licensed arrangements in 14 countries. Team Inc. common stock is traded on the American Stock Exchange under the ticker symbol "TMI".
    Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act. Such information is subject to certain assumptions and beliefs based on current information known to the Company and is subject to factors that could result in actual results differing materially from those anticipated in the forward-looking statements contained herein. Such factors include domestic and international economic activity, interest rates, and market conditions for the Company's customers, regulatory changes and legal proceedings, and the Company's successful implementation of its internal operating plans. Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved.


                      TEAM INC. AND SUBSIDIARIES
                     SUMMARY OF OPERATING RESULTS

                        Three Months Ended          Year Ended
                             May 31,                  May 31,
                     -------------------------------------------------
                        2004        2003         2004         2003
                     ----------- ----------- ------------ ------------
Total Revenues       $31,807,000 $24,931,000 $107,669,000 $91,876,000
                     =========== =========== ============ ============

Gross Margin         $12,402,000 $10,103,000  $42,684,000 $37,192,000

Selling, general and
 admin. expenses      $9,240,000  $7,579,000  $32,589,000 $29,183,000
Non-cash compensation
 charge                 $250,000     $32,000     $344,000    $115,000
Other expense
 (income)              $(165,000)   $150,000      $10,000    $150,000
                     ----------- ----------- ------------ ------------
Earnings before
 interest and taxes   $3,077,000  $2,342,000   $9,741,000  $7,744,000
                     =========== =========== ============ ============

Pre-tax income        $2,954,000  $2,194,000   $9,222,000  $7,143,000

Income tax
 expense              $1,072,000    $843,000   $3,446,000  $2,741,000
                     ----------- ----------- ------------ ------------
Net income            $1,882,000  $1,352,000   $5,776,000  $4,402,000
                     =========== =========== ============ ============
Net income  per
 common share-basic        $0.24       $0.18        $0.75       $0.57
                     =========== =========== ============ ============
Net income  per
 common share-diluted      $0.22       $0.17        $0.69       $0.53
                     =========== =========== ============ ============

Weighted average
 shares outstanding:
   Basic               7,946,000   7,619,000    7,709,000   7,707,000
   Diluted             8,752,000   8,146,000    8,429,000   8,369,000

Revenues Comprised of:
   Industrial
    Services         $28,023,000 $22,247,000  $94,546,000 $81,122,000
   Equipment
    sales and
    rentals            3,784,000   2,684,000   13,123,000  10,754,000
                     ----------- ----------- ------------ ------------
Total Revenues       $31,807,000 $24,931,000 $107,669,000 $91,876,000
                     =========== =========== ============ ============


                      TEAM INC. AND SUBSIDIARIES
            SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
                     MAY 31, 2004 AND MAY 31, 2003

                                             2004            2003
                                         -------------  -------------
Current Assets                            $41,267,000    $29,417,000

Net Property, Plant and Equipment         $15,885,000    $12,268,000

Other non-current assets                  $17,244,000    $10,539,000
                                         -------------  -------------
Total Assets                              $74,396,000    $52,224,000
                                         =============  =============
Current Liabilities                       $13,555,000     $9,704,000

Long term debt                            $17,095,000     $9,577,000

Other non-current liabilities and taxes    $1,447,000     $1,208,000

Stockholders' equity                      $42,299,000    $31,735,000
                                         -------------  -------------
Total liabilities and Stockholders'
 Equity                                   $74,396,000    $52,224,000
                                         =============  =============


    CONTACT: Team Inc., Alvin
             Philip J. Hawk or Ted W. Owen, 281-331-6154